SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2010
Santander BanCorp

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-7 Calle Tabonuco, Suite 1800, Guaynabo, Puerto Rico	00968

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
     On February 23, 2010, the Compensation Committee of the Board of Directors of Santander BanCorp (the “Company”) approved the participation of fifty-three Company officers in the fourth cycle of the Banco Santander, S.A. (“Santander”) Performance Shares Plan and the award of restricted stock units to said employees thereunder. The participants include six of the Company’s executive officers who were “named executive officers” for purposes of the Company’s proxy statement for the 2009 Annual Meeting of Shareholders. The Performance Shares Plan is an equity-based plan that provides long-term incentive opportunities for certain executive officers and managers of Santander and its affiliates. Under the Performance Shares Plan, participants receive shares of Santander common stock (American Depositary Shares, in the case of native U.S. and Puerto Rico participants) upon satisfaction of certain pre-established service and performance requirements. Santander makes awards under the Performance Shares Plan in cycles, with one cycle ending each year. The fourth cycle (or “I-12 Plan”) is for the three-year 2009 through 2011 period with payout of shares no later than July 31, 2012.
     A percentage of the maximum number of shares awarded under the I-12 Plan will vest in accordance with pre-established Santander total shareholder return (or “TSR”) compared to a peer group of 16 institutions chosen among the world’s largest financial institutions, on the basis of their market capitalization, geographic location and the nature of their business. The I-12 Plan defines TSR as the difference (expressed as a percentage) between the value of a hypothetical investment in ordinary shares of each of the members of the peer group and Santander at the end of the cycle and the value of the same investment at the beginning of the cycle. Dividends or similar amounts received by shareholders will be considered as if such amounts were invested in more shares. The trading price on the exchange with the highest trading volume will be used to calculate the initial and final share prices. The TSR goals and the associated possible percentages that participants may earn under the I-12 Plan are as follows:

Percentage of
shares earned over
Santander’s position in the TSR ranking	maximum
1st to 5th	100.0%
6th	82.5%
7th	65.0%
8th	47.5%
9th	30.0%
10th or below	0%
     In order for a participant to receive the shares under the I-12 Plan, the I-12 Plan requires the participant to remain continuously employed at Santander or a subsidiary through the June 30 of the year following the end of the cycle, except in the cases of retirement, involuntary termination, unilateral waiver by the participant for good cause, unfair dismissal, forced leave of absence, permanent disability, or death in which case, the participant (or his or her beneficiary, in the case of death), will receive a pro-rated portion of the participant’s award.
     The six named executive officers of the Company who received awards of restricted stock units under the I-12 Plan, and the maximum number of Santander shares payable to each of them under these awards, are as follows: Juan Moreno (40,000 shares), Roberto Jara (6,000 shares), José Alvarez (11,000 shares), James Rodriguez (5,000 shares), María Calero (11,000 shares) and Justo Muñoz (11,000 shares).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 1, 2010

SANTANDER BANCORP
By:	/s/ Rafael S. Bonilla
	Name:	Rafael S. Bonilla
	Title:	Senior Vice President and General Counsel